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                                                                     Exhibit 5.1

                      FORM OF OPINION OF KAYE SCHOLER LLP




                                                   425 Park Avenue
                                                   New York, New York 10022-3598
                                                   212 836-8000
                                                   Fax 212 836-8689
                                                   www.kayescholer.com



                        [Letterhead of Kaye Scholer LLP]

                                November __, 2005


Emergency Medical Services Corporation
6200 S. Syracuse Way
Greenwood Village, CO  80111


        Re:      Emergency Medical Services Corporation
                 Registration Statement on Form S-1
                 Registration No. 333-127115
                 ---------------------------------------

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a registration statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of __________ shares of class A common stock, par value $0.01 per share (the "Shares"), of Emergency Medical Services Corporation, a Delaware corporation (the "Company"). The Shares consist of (i) 8,970,000 Shares to be sold pursuant to an underwriting agreement to be entered into among the Company, Banc of America Securities LLC, and J.P. Morgan Securities Inc., as Representatives, and the Selling Stockholders signatory thereto (the "Underwriting Agreement"), including (a) 7,800,000 Shares to be sold by the Company (the "Company Shares") and (b) up to 1,170,000 Shares to be sold by certain selling stockholders (the "Stockholder Shares") if the underwriters exercise their over-allotment option and (ii) 1,148,325 Shares to be issued in exchange for class B units (the "Partnership Units") representing limited partnership interests of Emergency Medical Services L.P. (the "Exchange Shares").

         We have acted as counsel for the Company in connection with its proposed issuance and sale of the Shares. In rendering the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

         The law covered by this opinion is limited to the General Corporation Law of the State of Delaware.

         Based on and subject to the foregoing, it is our opinion that, upon the filing of the Amended and Restated Certificate of Incorporation of the Company (in substantially the form filed as Exhibit 3.2 to the Registration Statement) (the "Certificate of Incorporation") with the Secretary of State of the State of Delaware, the Shares will be duly authorized, and the Shares will be validly issued, fully paid and non-assessable as follows:

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Emergency Medical Services Corporation          2             November __, 2005




         (1) in the case of the Company Shares, when the Company Shares have been issued and sold by the Company and the Company has received the purchase price therefor, in accordance with the terms of the Underwriting Agreement;

         (2) in the case of the Stockholder Shares, when the Stockholder Shares have been issued upon conversion of the same number of shares of the Company's Class B Common Stock, in accordance with the terms of the Certificate of Incorporation; and

         (3) in the case of the Exchange Shares, when the Exchange Shares have been issued by the Company and the Company has received one Partnership Unit for each Exchange Share, in accordance with the terms of the Amendment to the Agreement of Limited Partnership of Emergency Medical Services L.P. dated December ___, 2005.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" therein. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          Very truly yours,